THE CLOROX COMPANY
RESTATED BYLAWS
(Including September 1998 and November 1998 Amendments)


ARTICLE I - STOCKHOLDERS
     Section 1.     Annual Meeting.
     The annual meeting of stockholders shall be scheduled annually by the Board of Directors and shall be on a date within six months of the end of the corporation's fiscal year. At the annual meeting of stockholders, directors shall be elected and any other business may be transacted which is within the powers of the stockholders.
     Section 2.      Special Meetings.
     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors and shall be held at such place, on such date, and at such time as they shall fix.
     Section 3.      Notice of Meetings.
     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of
Incorporation of the corporation).
     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     Section 4.      Quorum.
At any meeting of the stockholders, the holders of a majority of the shares of stock of the corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.
     The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
     Section 5.      Organization.
The Chairman of the Board or, in his absence, the Vice-Chairman of the Board, if there is a Vice-Chairman, or in his absence, such person as may be designated by the board of directors or, in the absence of such designation, as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.
     Section 6.     Conduct of Business.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to her or him in order.
     Section 7.     Proxies and Voting.
     (a) Except as otherwise provided herein or required by law, each stockholder shall have one vote for every share of stock entitled to vote which is registered in her or his name on the record date for the meeting.
     (b) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or her or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state such information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an Inspector or Inspectors appointed pursuant to Section 8 of this Article I.
     (c) All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.
     (d) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.
     (e) Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy validly granted by such person or his or her duly authorized agent, which proxy shall be filed with the Secretary of the corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy may be voted after three years from its date unless the proxy provides for a longer period.
     (f) Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to subsection (e) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:
          (i)     A stockholder may execute a writing
authorizing another person or persons to act for the stockholder as proxy Execution may be accomplished by the stockholder or the stockholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
          (ii)      A stockholder may authorize another
person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the information upon which they relied.
     (g) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (f) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     Section 8.     Voting Procedures and Inspectors of Elections.
     (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more Inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate Inspectors to replace any Inspector who fails to act. If no Inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more
Inspectors to act at the meeting. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of the Inspector's ability.
     (b) The Inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors.
     (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.
     (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212 (c) (2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors at the time they make their certification pursuant to subsection (b) (v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.
     Section 9.     Stock List.
     A complete list of stockholders of the corporation entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in her or his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.
     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
     Section 10. Meetings.
     At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, otherwise properly brought before the meeting by or at the direction of the board of directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary, The Clorox Company, as prescribed in
Section 2 of Article VI of the Bylaws. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
     (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting,
     (ii) the name and record address of the stockholder proposing such business,
     (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and
     (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10, provided, however, that nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with said procedure.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if she or he should so determine, she or he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Section 11.      Nominations of Persons for Election to
the Board of Directors.
     In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.
Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors, by any nominating committee or person appointed by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary, The Clorox Company, as prescribed in Section 2 of Article VI of the Bylaws. Such stockholders' notice shall set forth:
     (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director,
          (i) the name, age, business address and residence address of the person,
     (ii)  the principal occupation or employment of the person,
     (iii) the class and number of shares of the corporation which are beneficially owned by the person, and
     (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and
     (b)     as to the stockholder giving the notice,
     (i)  the name and record address of stockholder, and
     (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder.
     The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.
     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if seh or he should so determine, she or he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE II - BOARD OF DIRECTORS

     Section 1.     Number and Term of Office.
     The number of directors who shall constitute the whole board shall be such number, not less than nine, as shall be fixed from time to time by resolution of the board of directors.
Each director shall be elected for a term of one year and until her or his successor is elected and qualified, except as otherwise provided herein or required by law.
     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.
     Section 2.      Vacancies.
     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until her or his successor is elected and qualified.
     Section 3.     Regular Meetings.
     Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.
     Section 4.     Special Meetings.
     Special meetings of the board of directors may be called by the Chairman of the Board or the President or any two directors and shall be held at such place, on such date, and at such time as she or he or they shall fix. Notice of the place, date, and time of each such special meeting shall be given each director (who does not waive notice) by mail, telegraph or by other form of written notice not less than seventy-two hours before the meeting or by telephone not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
     Section 5.      Quorum
     At any meeting of the board of directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
     Section 6.     Participation in Meetings By Conference
Telephone.
     Members of the board of directors, or of any committee thereof, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     Section 7.     Conduct of Business.
     At any meeting of the board of directors, business shall be transacted in such order and manner as the Chairman of the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the board of directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors.
     Section 8.      Powers.
     The business and affairs of the corporation shall be managed by the board of directors and the board of directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation.
     Section 9.     Fees and Compensation of Directors.
     Directors and members of committees of the board may be allowed a fixed or annual fee to be determined by resolution of the board of directors for acting as a director or a member of a committee. Nothing herein contained shall be construed to preclude any director from serving the corporation in another capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

ARTICLE III - COMMITTEES

     Section 1.     Committees of the Board of Directors.
     The board of directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the board of directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the board of directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member.
     Section 2.     Conduct of Business.
     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings;
one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV - OFFICERS

     Section I.      Generally.
The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents and a Secretary. The
Board of directors, in its discretion, may designate from among those officers a Chief Executive Officer, a Chief Operating
Officer, and/or a Chief Financial Officer. The corporation may also have, at the discretion of the board of directors, one or more Vice Chairmen of the Board, General Managers, a Treasurer, a Controller, one or more Assistant Secretaries, one or more
Assistant Treasurers and such other officers as the board of directors may deem expedient. Any number of offices may be held by the same person.
     Section 2.      Appointment.
The Chairman of the Board, the President, the Vice President or Vice Presidents, the Secretary, the Chief Executive Officer, the Chief operating Officer and the Chief Financial Officer shall be appointed by the Board of Directors. Other officers may be appointed from time to time by the board of directors or by an officer to whom the board shall have delegated the power to appoint. Each officer of the corporation shall serve at the pleasure of the board of directors subject to the rights, if any, of any officer under any contract of employment.
     Section 3.     Removal and Resignation.
     Any officer may be removed either with or without cause, by a majority of the directors attending a duly held directors' meeting at which a quorum is present or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal has been conferred by the board of directors. Any officer may resign at any time by giving written notice to the board of directors, to the President, or to the Secretary prejudice to the rights, if any, contract to which the officer is a party.
     Section 4.      Vacancies.
     A vacancy in any office because of death, resignation, removal or any other cause may be filled by the board of directors or by an officer to whom the board of directors shall have delegated the power to appoint.
     Section 5.     Chairman of the Board.
     The Chairman of the Board shall preside at all meetings of the board of directors and the stockholders. She or he shall have such powers and perform such duties as are incident to his office or as may be properly granted to or required of her or him by the board of directors.
     Section 6.     Vice Chairman of the Board.
     Each Vice Chairman of the Board shall, under the supervision of the Chairman of the Board, have such powers and perform such duties as may be properly granted to or required of her or him by the board of directors or by the Chairman of the Board. During the absence or disability of the Chairman of the Board, a Vice Chairman of the Board, in order of rank as fixed by the board of directors, shall preside at all meetings of the stockholders and of the board of directors.
     Section 7.      President.
     The President shall have such powers and perform such duties as are incident to her or his office or as may be properly granted to or required of her or him by the board of directors. In the absence or disability of the Chairman and the Vice Chairman, the President shall preside at meetings of the board of directors and stockholders.
     Section 8.     Vice President.
     In the absence or the disability of the President, the Vice Presidents in the order of rank fixed by the board of directors, or if not ranked, the Vice President designated by the board of directors, shall perform the duties of the President and when so acting shall have the powers of, and be subject to the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors.
     Section 9.     Chief Executive Officer.
     The board of directors may designate an officer to serve as Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the board of directors, have the ultimate supervision, direction and control of the policies, business affairs and officers of the corporation.
     Section 10.      Chief Operating Officer.
     The board of directors may designate an officer to serve as Chief Operating Officer. The Chief Operating officer shall, subject to the control of the Chief Executive Officer, if any has been designated, and if not, subject to the control of an officer so designated by the board of directors, have general charge, supervision, and authority over all operations of the corporation.
In the absence or disability of the Chief Executive Officer, the Chief Operating Officer will assume the powers and responsibilities of the Chief Executive Officer.
     Section 11.      Chief Financial Officer.
     The Chief Financial Officer, who may, but need not, be the Treasurer, shall keep and maintain adequate and correct books and records of accounts of the corporation, and shall see that all moneys and other valuables of the corporation are deposited in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. She or he shall disburse the funds of the corporation as directed by the board of directors, shall render to the President and directors, whenever they request it, an account of all of her or his transactions in her or his official capacity and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.
     Section 12.     Secretary.
     The Secretary shall keep, at the principal office of the corporation or such other place as the board of directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place held, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof. The Secretary shall keep, at the principal office of the corporation, or at the office of the corporation's transfer agent, or registrar, a record of its stockholders showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give notice of all meetings of the stockholders and of the board of directors required by these Bylaws to be given and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.
     Section 13.      Treasurer and Assistant Treasurers.
     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as she or he shall select. She or he shall disburse the funds of the corporation and shall issue and sign all checks, drafts, bills of exchange, promissory notes, letters of credit and other evidences of indebtedness; and shall open safe deposit boxes of the corporation. The Treasurer shall also designate employees who shall have authority to sign checks on bank accounts of the corporation.
     Checks of the corporation drawn against accounts maintained at any bank, wherever located, may be signed with applied facsimile signature of the Treasurer or any other person designated by her or him. The Secretary is authorized to file with such banks certified specimens of facsimile signatures authorized by this Bylaw.
     If required by the board of directors, she or he shall give the corporation a bond (which shall be renewed ever six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of her or his office and for the restoration to the corporation, in case of her or his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in her or his possession or under his control belonging to the corporation.
     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall in the absence of the Treasurer or in the event of her or his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors or the Treasurer may from time to time prescribe.
     Section 14.      Controller.
     The Controller (in case the board of directors establishes such office) shall have supervision and charge of the accounts of the corporation. She or he shall be responsible for the maintenance of adequate accounting records and shall perform such other duties as shall be assigned to her or him by the board of directors or the Chief Financial Officer.
     Section 15.      Other Officers.
     Officers, other than the Chairman of the Board, President, Vice Presidents, Secretary and Chief Financial Officer shall have such powers and perform such duties as may be prescribed by the board of directors.

ARTICLE V - STOCK

     Section 1.     Certificates of Stock.
     Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by her or him. Any of or all the signatures on the certificate may be facsimile.
     Section 2.     Transfers of Stock.
     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 3.     Record Date.
     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.
If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
     Section 4.     Lost, Stolen or Destroyed Certificates.
     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
     Section 5.      Regulations.
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the board of directors may establish.

ARTICLE VI - NOTICES

     Section 1.      Notices.
     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram.
Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.
     Section 2. Timeliness of Notices by Stockholders of Proposals for Consideration at a Meeting of the Stockholders and of Nominations of Persons for Election to the Board of Directors.
     To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting pursuant to Section 10 or 11 of Article I of the Bylaws shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not less than 70 days nor more than 170 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred-seventieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
     To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors to be properly brought before a special meeting of stockholders pursuant to Section 11 of Article I of the Bylaws shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
[NOTE - THE LANGUAGE IN ARTICLE VI, SECTION 2 ABOVE WAS APPROVED BY THE CORPORATION'S BOARD OF DIRECTORS AT ITS MEETING HELD ON
SEPTEMBER 16, 1998, SUCH AMENDMENT IN THIS SECTION ONLY TO BE MADE EFFECTIVE AS OF NOVEMBER 18, 1998. PRIOR TO NOVEMBER 18, 1998, THE LANGUAGE IN ARTICLE VI, SECTION 2 SHALL READ AS FOLLOWS:

"Section 2. Timeliness of Notices by Stockholders of Proposals for Consideration at a Meeting of the Stockholders and Nominations of Persons for Election to the Board of Directors. To be timely, a stockholders' notice given pursuant to Section 9 or 10 of Article I of the Bylaws shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made."]

     Section 3.      Waivers.
     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII - MISCELLANEOUS

     Section 1.     Facsimile Signatures.
     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.
     Section 2.     Corporate Seal.
     The board of directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the board of directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
     Section 3.     Reliance upon Books, Reports and Records.
     Each director, each member of any committee designated by the board of directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.
     Section 4.     Contracts, Etc.. How Executed.
     Contracts, deeds, mortgages, leases, bonds, powers of attorney, bills of sale, and all documents and paper requiring the signature of the corporation shall be executed by the President of the corporation or one of the Vice Presidents. A Vice President may, by designation in writing, delegate to employees responsible to her or him the right to execute any of such contracts, deeds, mortgages, leases, bonds, powers of attorney, bills of sale, and any other documents and paper requiring the signature of the corporation.
A copy of such delegation shall be deposited with the Secretary of the corporation.
     Section 5.     Voting of Shares of Other Corporations.
     The Chairman of the Board, the President, any Vice President, or any other officer or agent specifically authorized by resolution of the board of directors, or by the Chairman of the Board, the President or any Vice President, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any shares of any other corporation held by the corporation.
     Section 6.     Fiscal Year.
     The fiscal year of the corporation shall be as fixed by the board of directors.
     Section 7.     Time Periods.
     In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used;
the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII - AMENDMENTS
     These Bylaws may be amended or repealed by the board of directors at any meeting or by the stockholders at any meeting.

     I hereby certify that the foregoing is a full and correct copy of the Bylaws of The Clorox Company, a Delaware corporation, as of this date.

Dated: September 16, 1998
By:     /s/ PETER D. BEWLEY
Title:  Senior Vice President - General Counsel and Secretary


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